EXHIBIT 99.1
NEWS RELEASE
Siebel Systems Reports Financial Results for the Quarter Ended June 30, 2005
SAN MATEO, Calif. — July 26, 2005 — Siebel Systems, Inc. (NASDAQ: SEBL), a leading provider of customer-facing solutions, today announced financial results which were in-line with preliminary financial results presented on July 7, 2005, for the quarter ended June 30, 2005.
Financial Results for the Second Quarter of 2005
Total revenues for the second quarter of 2005 were $313.6 million. License revenues were $78.3 million. Maintenance revenues were $122.8 million. Services and other revenues were $112.5 million.
Including the impact of $74.1 million in restructuring and other charges, GAAP operating loss and operating margin for the second quarter of 2005 were $(71.3) million and (22.7)%, respectively. GAAP pre tax loss for the second quarter of 2005 was $(55.6) million. GAAP net loss, net margin and net loss per share for the second quarter of 2005 were $(50.0) million, (15.9)% and $(0.10) per share, respectively. The effective tax rate for GAAP net loss in the second quarter of 2005 was a benefit of 10%.
Non-GAAP Financial Results for the Second Quarter of 20051
Excluding the impact of the restructuring and other charges, non-GAAP operating income and operating margin for the second quarter of 2005 were $2.8 million and 0.9%, respectively. Non-GAAP pre tax income for the second quarter of 2005 was $18.4 million. Non-GAAP net income, net margin and net income per share for the second quarter of 2005 were $0.7 million, 0.2% and $0.00 per share, respectively. The effective tax rate for non-GAAP net income in the second quarter of 2005 was an expense of 96%, which differs from the effective tax rate for GAAP net loss in the second quarter and first quarter of 2005 due to the modest amount and geographic source of pre tax income and certain fixed tax expenses that do not vary with pre tax income.
Balance Sheet at June 30, 2005
The Company’s cash, cash equivalents, and short-term investments were $2.242 billion as of June 30, 2005. The Company generated $60.6 million of cash in the quarter, which was offset by a $15.1 million outlay related to the Company’s acquisition of edocs, Inc., resulting in a net $45.5 million increase in cash from the end of the first quarter. Deferred revenue was $331.4 million as of June 30, 2005. Days sales outstanding in accounts receivable were 60 days for the second quarter of 2005.

“I’ve made a commitment to shareholders to improve Siebel’s financial performance over time and we are taking the necessary steps to achieve this goal,” said George T. Shaheen, Chief Executive Officer of Siebel Systems. “Although we’ve made some progress, we still have more work to do. We have recently acted to improve our license sales execution, including reorganizing the Americas sales force, appointing a new Chief Marketing Officer, simplifying sales compensation, refocusing on business development, management and closure practices, and streamlining contract execution. We have reduced our cost structure, took additional restructuring actions at the end of the quarter, and aim to drive future costs down further. We have made significant strides with Siebel CRM OnDemand. In July, we released Siebel Component Assembly, built on industry standard service oriented architectures, on schedule and made our first multi-million dollar sale. We have added to and reorganized our management team to accelerate our progress and I am encouraged by the new leadership talent we continue to attract to Siebel. I am confident we have the assets it takes to return the Company to predictable and sustainable growth, including an unparalleled array of best of breed CRM solutions. I am committed to doing whatever it takes to improve our revenue generation, better align our costs to our business, and increase our profitability over time.”
Other Quarterly Highlights
Over 3.4 Million Users Deployed: In the second quarter of 2005, Siebel Systems deployed approximately 240,000 additional live CRM users. With more than 3.4 million total live CRM users and over 4,000 customer engagements, Siebel Systems believes it has several times more live users than its key competitors combined.
Select Wins: In the second quarter of 2005, Siebel Systems concluded software licensing agreements with 79 new customers and 216 existing customers. These select wins included Astra Zeneca UK Ltd, MCI Worldcom Network Services, Inc., The U.S. Department of Health and Human Services’ Centers for Medicare and Medicaid, Merck Sharpe & Dohme (Australia) Pty Ltd, Raiffeisenbank Austria d.d, Royal Caribbean Cruises, Ltd., and Telecom Italia SpA.
Siebel 7.8 Momentum: At the beginning of the second quarter, Siebel Systems announced the latest version of its industry-leading CRM solutions suite Siebel 7.8. Siebel 7.8 includes significant new and enhanced features — including advanced order management and embedded analytics capabilities - that enable companies to increase sales and service velocity by enabling more efficient and effective product, pricing and promotions management across multiple channels. During the second quarter, EDS went live on Siebel 7.8 and approximately 60 additional customers are targeting deployments of or upgrades to Siebel 7.8 before year end. Some key accounts include the American Red Cross, BT, Nissan Motors of North America, and UBS AG.
Siebel CRM OnDemand Momentum: For the second quarter of 2005, Siebel CRM OnDemand total contract value grew 86% quarter over quarter and 249% year over year to $20.0 million. Total subscribers increased 19% or over 6,460 users quarter over quarter to 39,668 users. Siebel Systems introduced Siebel CRM OnDemand Release 8, the fifth release in the last twelve months, with enhanced team collaboration and sophisticated segmentation for targeted marketing. During the second quarter, Siebel CRM OnDemand was also recognized by Nucleus Research with their highest score in the OnDemand CRM Market ROI Scorecard2.
Recent Management Additions: Subsequent to quarter end, Stan Tims joined the Company as Group Vice President Products, Planning and Operations. His responsibilities will include completing the Company’s current product focus and rationalization initiative as well as streamlining the Company’s product planning, development and release process. Mr. Tims has more than 23 years of technology industry experience. Most recently, he was Vice President of Marketing and Business Development at Movaris, Vice President of Corporate Marketing at TIBCO Software, and Venture Partner and General Partner with TL Ventures. Previously, he held executive and senior management roles with Apple Computer, Cunningham Communication (now CitigateCunningham), Hewlett-Packard, Motorola, Oracle and Tivoli (now IBM).
Independent Industry Analyst Recognition and Awards
Forrester: According to The Forrester Wave: Enterprise CRM Suites Q2 2005 report3 Siebel Systems was recognized as a leader and received the highest score in all three evaluation categories — current offering, strategy, and market presence. Forrester cited Siebel Systems as the top-rated vendor in multiple key categories, including breadth of offering, industry adaptation, technology, corporate and product strategy, and installed base.
Nucleus Research: Nucleus Market ROI Scorecards compare vendors’ ROI scores and provide insights on key themes impacting ROI in a particular market segment. Siebel Systems earned the highest score in a Nucleus Research ROI Scorecard for the Enterprise CRM Market.4 In a separate report, Siebel earned the highest score in a Nucleus Research On-Demand CRM Market ROI Scorecard2.

IDC: Subsequent to quarter end, Siebel Systems was recognized as the global market share leader in the CRM applications market by IDC, based on vendor reported and observed trends, 2004 license and maintenance revenues, and in-depth vendor surveys and analysis.5 According to IDC, Siebel Systems captured 10.7 percent of the worldwide CRM applications software market in 2004 compared to the closest competitor, which captured a 6.8 percent market share.
About Siebel Systems
Siebel Systems is a leading provider of customer-facing solutions that deliver demonstrable business results and long-term competitive advantage. Siebel’s multichannel offerings allow organizations to intelligently manage and coordinate all customer interactions across the Web, contact center, field sales/service force, branch/retail network, and indirect and partner distribution channels. Siebel solutions draw upon the company’s best-in-class capabilities in customer relationship management (CRM), business intelligence, and customer data integration and can be deployed as licensed software or as a hosted service. Siebel solutions are tailored to the unique needs of 23 industries and incorporate industry-specific business processes, best practices, and business insight. They are the product of more than $2 billion in R&D investments and reflect over 11 years of experience with more than 4,000 organizations. Together with its extensive global network of alliance partners, Siebel provides the people, process, and technology expertise critical in driving business value from the deployment of customer-facing solutions. Over 3.4 million users worldwide in organizations of all sizes depend on Siebel solutions to deliver dramatic improvements in how they identify, acquire, retain, and serve customers. For more information, visit www.siebel.com.
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Investor Contact:	Media Contact:
Terry Lee Christopher Bunn Siebel Systems Investor Relations (650) 295-5656 Investor.relations@siebel.com	Steve Diamond Siebel Systems Public Relations (650) 477-4743 steve.diamond@siebel.com
For more information on Siebel Systems solutions and services, please visit our Web site: CRM — http://www.siebel.com/crm; OnDemand Solutions — http://www.crmondemand.com; Industry CRM - http://www.siebel.com/industry-crm; Call Center & Service — http://www.siebel.com/call-center; Sales Force Automation — http://www.siebel.com/sales-force-automation; Marketing Automation - http://www.siebel.com/marketing-automation; Business Intelligence - http://www.siebel.com/business-intelligence; Integration Solutions - http://www.siebel.com/integration-solutions; CRM Services — http://www.siebel.com/crm-services
Except for the historical information contained herein, this press release contains forward-looking statements that involve risk or uncertainties. Future operating results of Siebel Systems may differ from the results discussed or forecasted in the forward-looking statements due to factors that include, but are not limited to, risks associated with customer relations, such as the availability of Siebel

Systems’ products and services, customer implementation of products and services, relationships with customers, third-party vendors and systems integrators, concentration of revenues in a relatively small number of customers, existence of errors or defects in products, ability to successfully manage growth, significant current and expected additional competition and the need to continue to expand product distribution and services offerings. Further information on potential factors that could affect the financial results of Siebel Systems are included in Siebel Systems’ Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and its other filings with the Securities and Exchange Commission, which are available at www.sec.gov. Siebel Systems assumes no obligation to update the information in this press release.
Siebel is a trademark of Siebel Systems, Inc. and may be registered in certain jurisdictions. All other product and company names mentioned are the property of their respective owners and are mentioned for identification purposes only.

1 The Company historically uses the non-GAAP financial measures of income discussed herein to evaluate internally and to report results of its business. The Company believes that these measures best allow its management and investors to understand its activities and potential activities with customers. The Company believes that inclusion of these non-GAAP financial measures provides consistency and comparability with past reports of financial results, as well as comparability to similar companies in the Company’s industry, most of which present the same non-GAAP financial measures to investors.
The non-GAAP financial measures used in the Company’s earnings press release exclude pre-tax restructuring and other charges of $74 million incurred in the quarter ended June 30, 2005. Included in the restructuring and other charges are (i) $61 million related to the consolidation of leased facilities and the sale and write-off of certain fixed assets; (ii) $6 million related to employee severance arrangements; and (iii) $7 million related to CEO transition costs incurred early in the second quarter. The Company believes that providing specific financial information on the costs of such expenses, as well as providing non-GAAP income measures that exclude the charges, best allows investors to understand both the costs and benefits of the restructuring and other measures and the Company’s ongoing business activities during the quarter.
The company believes that its non-GAAP financial measures provide an additional tool for investors to evaluate ongoing operating results and trends. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed herein. The following is a reconciliation of certain non-GAAP measures to their most comparable GAAP measures (in thousands, except earnings per share and margins):

	Operating	Operating	Net	Net	Earnings (Loss)
	Income (Loss) ($K)	Margin	Income (Loss) ($K)	Margin	Per Share
GAAP Measure	$(71,306)	(22.7)%	$(50,008)	(15.9)%	$(0.10)

Adjustments
Restructuring and Other Charges	$74,075	23.6%	$74,075	23.6%	$0.14
Associated income tax benefit	—	—	(23,329)	(7.4)%	(0.04)

Total adjustments	$74,075	23.6%	$50,746	16.2%	$0.10
Non-GAAP Measure	$2,769	0.9%	$738	0.2%	$0.00

2 Scorecard; On-Demand CRM Market, Nucleus Research, Inc., Wellesley, Massachusetts, May 2005.

3 The Forrester Wave: Enterprise CRM Suites, Q2 2005, William Band (with Erin Kinikin, John Ragsdale, and Jessica Harrington), July 13, 2005.
4 Scorecard; Enterprise CRM Market, Nucleus Research, Inc., Wellesley, Massachusetts, May 2005.
5 IDC “Worldwide CRM Applications 2004 Vendor Shares: Let the Games Begin,” by Mary Wardley, July 2005

SIEBEL SYSTEMS, INC.

Consolidated Balance Sheets
(In thousands, except per share data)

	December 31,	March 31,	June 30,
	2004	2005	2005
Assets
Current assets:
Cash and cash equivalents	$560,377	$545,340	$567,081
Short-term investments	1,686,111	1,650,936	1,674,660

Total cash, cash equivalents and short-term investments	2,246,488	2,196,276	2,241,741
Accounts receivable, net	293,527	254,951	207,594
Deferred income taxes	17,542	22,542	19,810
Prepaids and other	53,894	34,396	35,873

Total current assets	2,611,451	2,508,165	2,505,018
Property and equipment, net	83,908	78,568	67,453
Goodwill	208,306	286,886	282,946
Intangible assets, net	23,004	42,693	38,759
Other assets	36,937	33,757	32,412
Deferred income taxes	123,828	116,487	116,487

Total assets	$3,087,434	$3,066,556	$3,043,075

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$10,048	$18,522	$21,861
Accrued expenses	346,672	266,652	287,062
Restructuring obligations	30,639	29,953	38,800
Deferred revenue	357,223	365,979	331,436

Total current liabilities	744,582	681,106	679,159
Restructuring obligations, less current portion	75,227	67,354	110,476
Other long-term liabilities, less current portion	20,981	24,506	24,146

Total liabilities	840,790	772,966	813,781

Stockholders’ equity:
Common stock; $0.001 par value; 2,000,000 shares authorized;
508,953, 516,095 and 521,365 shares issued and outstanding, respectively	509	516	521
Additional paid-in capital	1,635,652	1,723,011	1,737,968
Deferred compensation	(2,993)	(13,150)	(11,559)
Accumulated other comprehensive income	70,541	44,277	26,478
Retained earnings	542,935	538,936	475,886

Total stockholders’ equity	2,246,644	2,293,590	2,229,294

Total liabilities and stockholders’ equity	$3,087,434	$3,066,556	$3,043,075

SIEBEL SYSTEMS, INC.

Consolidated Statements of Operations
(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2004	2005	2004	2005
Revenues:
Software license	$94,829	$78,328	$221,628	$153,306
Professional services, maintenance and other	206,230	235,269	408,718	459,229

Total revenues	301,059	313,597	630,346	612,535

Cost of revenues:
Software license	2,837	3,882	6,044	7,780
Professional services, maintenance and other	108,050	120,844	216,264	233,808

Total cost of revenues	110,887	124,726	222,308	241,588

Gross margin	190,172	188,871	408,038	370,947

Operating expenses:
Product development	76,127	73,148	148,760	147,865
Sales and marketing	78,552	86,146	164,950	178,420
General and administrative	27,645	26,808	49,344	52,426
Restructuring and other charges	(1,006)	74,075	(435)	74,567
Purchased in-process product development	6,000	—	6,000	10,890

Total operating expenses	187,318	260,177	368,619	464,168

Operating income (loss)	2,854	(71,306)	39,419	(93,221)
Other income, net	9,797	15,669	21,552	31,432

Income (loss) before income taxes	12,651	(55,637)	60,971	(61,789)
Income taxes (benefit)	5,130	(5,629)	22,470	(7,782)

Net income (loss)	$7,521	$(50,008)	$38,501	$(54,007)

Diluted net income (loss) per share	$0.01	$(0.10)	$0.07	$(0.10)

Shares used in diluted share computation	541,543	518,681	543,972	515,822

Basic net income (loss) per share	$0.01	$(0.10)	$0.08	$(0.10)

Shares used in basic share computation	504,114	518,681	502,621	515,822

SIEBEL SYSTEMS, INC.

Condensed Consolidated Statements of Cash Flows
(In thousands)

	Six Months Ended
	June 30,
	2004	2005
Cash flows from operating activities:
Net income (loss)	$38,501	$(54,007)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Write-off of property and equipment abandoned in restructurings	—	2,616
Write-off of purchased in-process product development	6,000	10,890
Depreciation and amortization	66,727	44,293
Tax benefit from exercise of stock options	4,800	51,379
Deferred income taxes	(929)	(156)
Recovery of doubtful accounts and sales returns	(1,000)	—
Other, net	(304)	(1,702)
Changes in operating assets and liabilities:
Accounts receivable	62,191	99,257
Prepaids and other	(190)	21,413
Accounts payable and accrued expenses	(1,084)	(71,192)
Restructuring obligations	(29,756)	42,458
Deferred revenue	30,407	(34,472)

Net cash provided by operating activities	175,363	110,777

Cash flows from investing activities:
Purchases of short-term investments, net of sales	(63,087)	(608)
Purchases of property and equipment, net	(5,075)	(4,073)
Purchase consideration for acquired businesses, net of cash received	(74,909)	(108,138)
Other, net	—	4,769

Net cash used in investing activities	(143,071)	(108,050)

Cash flows from financing activities:
Proceeds from issuance of common stock, net of repurchases	41,260	37,768
Repayments of capital lease obligations	(6,605)	(4,081)

Net cash provided by financing activities	34,655	33,687

Effect of exchange rate fluctuations	(8,402)	(29,710)

Change in cash and cash equivalents	58,545	6,704
Cash and cash equivalents, beginning of period	546,542	560,377

Cash and cash equivalents, end of period	$605,087	$567,081